As filed with the Securities and Exchange Commission on April 24, 2017

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Floor & Decor Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	27-3730271
(State of incorporation or organization)	(IRS Employer Identification No.)

2233 Lake Park Drive Smyrna, Georgia	30080
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Class A Common Stock, $0.001 par value per share	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:  333-216000

Securities to be registered pursuant to Section 12(g) of the Act:

None

Title of Class

Item 1.                                                         Description of Registrant’s Securities to be Registered.

The description of the Class A common stock, par value $0.001 per share, of Floor & Decor Holdings, Inc. (the “Registrant”), as included under the caption “Description of Capital Stock” in the prospectus forming a part of the Registration Statement on Form S-1, as originally filed with the Securities and Exchange Commission (the “Commission”) on February 10, 2017 (Registration No. 333-216000), including exhibits, and as may be subsequently amended from time to time (the “Registration Statement”), is hereby incorporated by reference.  In addition, the above-referenced description included in any prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

Item 2.                                                         Exhibits.

None.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: April 24, 2017	FLOOR & DECOR HOLDINGS, INC.

	By:	/s/ DAVID V. CHRISTOPHERSON
		Name:	David V. Christopherson
		Title:	Senior Vice President, Secretary and General Counsel